Exhibit 99.1

Pacer International Reports First Quarter Results

DUBLIN Ohio, April 28, 2011(BUSINESS WIRE)–Pacer International, Inc. (Nasdaq: PACR), the asset-light North American freight transportation and logistics services provider, today reported financial results for the three month period ended March 31, 2011.

FIRST QUARTER RESULTS

•	Income from operations increased by $3.3 million;

•	Gross margin percentage was 11.7% in the 2011 period compared to 11.2% in the 2010 period;

•	Revenues were $358.4 million. Excluding the impact of the transition of the east-west big box business, intermodal revenues improved by $25.5 million or 10.0%;

•	Selling, general and administrative expenses decreased $2.3 million or 5.9%;

•	Net income increased $2.5 million; and

•	Earnings per share increased by $0.07 to earnings per share of $0.06 in 2011.

(In millions, except for per share data)

	2011	2010
	Q1	Q1
Revenue	$358.4	$363.7
Gross margin	$42.1	$40.8
Gross margin %	11.7%	11.2%
SG&A	$36.5	$38.8
Income from operations	3.9	0.6
Net income (loss)	2.0	(0.5)
Earnings (loss) per share	$0.06	$(0.01)

“During the first quarter we continued to make progress in achieving our strategic objectives on our journey towards becoming a world class integrated global door-to-door transportation and solutions provider. We are pleased with our improved financial performance and increased customer service and quality, despite some difficult operating conditions with weather and rising fuel costs.” said Daniel W. Avramovich, chairman and CEO of Pacer.

A tabular reconciliation detailing the adjustments made to arrive at the adjusted financial results set forth above and elsewhere in this press release from financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) is contained in the reconciliation schedules attached to this press release. Significant items affecting comparability between periods include adjusted revenues, which exclude the revenues from the east-west big box business from intermodal marketing companies (IMCs) in the first quarter 2010.

CONFERENCE CALL TODAY Pacer International will hold a conference call for investors, analysts, business and trade media, and other interested parties at 8:30 a.m. ET, today (Thursday, April 28, 2011). To participate, please call five minutes early by dialing (800) 230-1093(in USA) and ask for “Pacer International 1st Quarter Earnings Call.” International callers can dial (612) 288-0329.

An audio-only, simultaneous Webcast of the live conference call can be accessed through the Investors link on the company’s website at www.pacer.com. For persons unable to participate in either the conference call or the Webcast, a digitized replay will be available from April 28, 2011 at 11:00 a.m. ET to May 28, 2011 at 11:59 p.m. ET. For the replay, dial (800) 475-6701(USA) or (320) 365-3844 (international), using access code 201507. During such period, the replay also can be accessed through the Investors link on the company’s website at www.pacer.com

ABOUT PACER INTERNATIONAL (www.pacer.com)

Pacer International, a leading asset-light North American freight transportation and logistics services provider, offers a broad array of services to facilitate the movement of freight from origin to destination through its intermodal and logistics operating segments. The intermodal segment offers container capacity, integrated local transportation services, and door-to-door intermodal shipment management. The logistics segment provides truck brokerage, warehousing and distribution, international freight forwarding, and supply-chain management services. For more information on Pacer International visit www.pacer.com.

SOURCE: Pacer International, Inc.

USE OF NON-GAAP FINANCIAL MEASURES: This press release contains “non-GAAP financial measures” as defined by the Securities and Exchange Commission. These non-GAAP measures include adjusted revenues, which exclude the impact of the transition of the east-west big box IMC business, which transition was underway during the 2010 first quarter. Non-GAAP measures are used by management and the Board of Directors in their analysis of the company’s ongoing core operating performance. Management believes that the non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the company’s core businesses and allows investors to more easily compare operating results from period to period. A tabular reconciliation of the differences between the non-GAAP financial information discussed in this release and the most directly comparable financial information calculated and presented in accordance with GAAP is contained in the financial summary statements attached to this press release.

CERTAIN FORWARD-LOOKING STATEMENTS—This press release contains or may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the company’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are general economic and business conditions including the continued effect of the current U.S. and global economic environment and the timing and strength of economic recovery in the U.S. and internationally; industry trends, including changes in the costs of services from rail, motor, ocean and air transportation providers; changes resulting from our November 2009 arrangements with Union Pacific that have reduced revenues and have compressed margins; changes in the terms of new or replacement contracts with our underlying rail carriers that are less favorable to us relative to our legacy contracts as these expire (including our legacy contract with Union Pacific, expiring in 2011 which continues to apply to our automotive and international lines of business, and our legacy contract with CSX, expiring in 2014); our reliance on Union Pacific to provide us with, and to service and maintain, the equipment used in our business; our ability to borrow amounts under our credit agreement due to borrowing base limitations and/or to comply with the covenants in our credit agreement; increases in interest rates; the loss of one or more of our major customers; the effect of uncertainty surrounding the current economic environment on the transportation needs of our customers; the impact of competitive pressures in the marketplace; the frequency and severity of accidents, particularly involving our trucking operations; changes in, or the failure to comply with, government regulation; changes in our business strategy, development plans or cost savings plans; congestion, work stoppages, equipment and capacity shortages, weather related issues and service disruptions affecting our rail and motor transportation providers; the degree and timing of changes in fuel prices, including changes in the fuel costs and surcharges that we pay to our vendors and those that we are able to collect from our customers; changes in international and domestic shipping patterns; availability of qualified personnel; difficulties in selecting, developing and implementing applications and solutions to update or replace our diverse legacy systems; increases in our leverage; and terrorism and acts of war. Additional information about these and other factors that could affect the company’s business is set forth in the company’s various filings with the Securities and Exchange Commission, including those set forth in the company’s annual report on Form 10-K for the year ended December 31, 2010 filed with the SEC on February 24, 2011. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as anticipated, believed, expected or intended. Except as otherwise required by federal securities laws, the company does not undertake any obligation to update such forward-looking statements whether as a result of new information, future events or otherwise.

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INVESTOR CONTACT:

Pacer International, Inc.

Steve Markosky, 614-923-1703

VP Investor Relations & Financial Planning & Analysis

steve.markosky@pacer.com

MEDIA CONTACT:

Princeton Partners

Erin Bijas

Senior Account Manager, Public Relations

(609) 452-8500 x118; 732-895-0792 (mobile)

ebijas@princetonpartners.com

Pacer International, Inc.

Unaudited Condensed Consolidated Balance Sheet

(in millions)

	March 31, 2011	December 31, 2010

Assets

Current assets
Cash and cash equivalents	$7.3	$4.2
Accounts receivable, net	151.1	152.5
Prepaid expenses and other	17.9	15.4
Deferred income taxes	6.5	6.3

Total current assets	182.8	178.4

Property and equipment
Property and equipment at cost	98.4	97.4
Accumulated depreciation	(54.9)	(53.7)

Property and equipment, net	43.5	43.7

Other assets
Deferred income taxes	22.9	24.3
Other assets	15.6	15.5

Total other assets	38.5	39.8

Total assets	$264.8	$261.9

Liabilities & Equity

Current liabilities
Book overdraft	$2.5	$2.7
Accounts payable and other accrued liabilities	143.8	144.8

Total current liabilities	146.3	147.5

Long-term liabilities
Long-term debt	15.7	13.4
Other	1.9	2.5

Total long-term liabilities	17.6	15.9

Total liabilities	163.9	163.4

Stockholders’ equity
Preferred stock	—	—
Common stock	0.4	0.4
Additional paid-in-capital	302.7	302.5
Accumlated deficit	(202.1)	(204.1)
Accumulated other comprehensive loss	(0.1)	(0.3)

Total stockholders’ equity	100.9	98.5

Total liabilities and stockholders’ equity	$264.8	$261.9

Pacer International, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in millions, except share and per share data)

	Three Months Ended
	March 31, 2011	March 31, 2010

Revenues	$358.4	$363.7

Operating Expenses:
Cost of purchased transportation and services	292.3	299.6
Direct operating expense (excluding depreciation)	24.0	23.3
Selling, general and admininstrative expenses	36.5	38.8
Depreciation and amortization	1.7	1.4

Total operating expenses	354.5	363.1

Income from operations	3.9	0.6

Interest expense, net	(0.6)	(1.3)

Income (loss) before income taxes	3.3	(0.7)

Income tax (benefit)	1.3	(0.2)

Net income (loss)	$2.0	$(0.5)

Earnings (loss) per share:

Basic:
Earnings (loss) per share	$0.06	$(0.01)

Weighted average shares outstanding	34,934,722	34,787,301

Diluted:
Earnings (loss) per share	$0.06	$(0.01)

Weighted average shares outstanding	35,064,375	34,787,301

Pacer International, Inc.

Unaudited Condensed Consolidated Statement of Cash Flows

(in millions)

	Three Months Ended
	March 31, 2011	March 31, 2010

Cash Flows from Operating Activities
Net income (loss)	$2.0	$(0.5)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1.7	1.4
Gain on sale of property, equipment and other assets	—	(0.1)
Gain on sale lease-back transaction	(0.2)	(0.3)
Deferred taxes	1.2	(0.5)
Stock based compensation expense	0.2	0.3
Changes in operating assets and liabilities:
Accounts receivables, net	1.4	4.0
Prepaid expenses and other	(2.5)	0.6
Accounts payable and other accrued liabilities	(1.5)	(2.0)
Other long-term assets	(0.1)	(1.3)
Other long-term liabilities	(0.2)	(1.1)

Net cash provided by operating activities	2.0	0.5

Cash Flows from Investing Activities
Capital expenditures	(1.2)	(2.7)
Net proceeds from sale lease-back transaction	—	2.4
Proceeds from sales of property, equipment and other assets	—	0.1

Net cash used in investing activities	(1.2)	(0.2)

Cash Flows from Financing Activities
Net borrowings under revolving line of credit	2.3	1.3
Capital lease obligation repayment	—	(0.1)

Net cash provided by financing activities	2.3	1.2

Net increase in cash and cash equivalents	3.1	1.5

Cash and cash equivalents - beginning of period	4.2	2.8

Cash and cash equivalents - end of period	$7.3	$4.3

Pacer International, Inc.

Unaudited Results by Segment

(in millions)

	Three Months Ended
	2011	2010	Change	% Change

Revenues
Intermodal	$279.5	$264.2	$15.3	5.8%
Logistics	79.0	99.8	(20.8)	(20.8)
Inter-segment eliminations	(0.1)	(0.3)	0.2	(66.7)

Total	358.4	363.7	(5.3)	(1.5)

Cost of purchased transportation and services and direct operating expense 1/
Intermodal	250.8	235.6	15.2	6.5
Logistics	65.6	87.6	(22.0)	(25.1)
Inter-segment eliminations	(0.1)	(0.3)	0.2	(66.7)

Total	316.3	322.9	(6.6)	(2.0)

Gross margin
Intermodal	28.7	28.6	0.1	0.3
Logistics	13.4	12.2	1.2	9.8

Total	$42.1	$40.8	$1.3	3.2%

Gross margin percentage
Intermodal	10.3%	10.8%	(0.5)%
Logistics	17.0	12.2	4.8

Total	11.7%	11.2%	0.5%

1/	Direct operating expenses are only incurred in the intermodal segment

Pacer International, Inc.

Reconciliation of GAAP Revenues to Adjusted Revenues

For the Three Months Ended March 31, 2011 and March 31, 2010

(in millions)

	Three Months Ended March 31, 2011			Three Months Ended March 31, 2010				Adjusted Variance 2011 vs 2010
	GAAP Results		Adjusted Results	GAAP Results			Adjusted
		Adjustments			Adjustments		Results
Revenues:
Intermodal	$279.5	$—	$279.5	$264.2	$(10.2	) 1/	$254.0	$25.5
Logistics	79.0	—	79.0	99.8	—		99.8	(20.8)
Inter-segment elimination	(0.1)	—	(0.1)	(0.3)	—		(0.3)	0.2

	$358.4	$—	$358.4	$363.7	$(10.2)		$353.5	$4.9

1/	Transitioned east-west big box revenues from intermodal marketing companies.